                                                                                                                     EXHIBIT 5.1

Burnet,
Duckworth
& Palmer LLP
Law Firm

January 24, 2011

United States Securities and Exchange Commission
Baytex Energy Corp.

Dear Sirs/Mesdames:

Re:	Baytex Energy Corp. – Form F-3 Registration Statement

We have acted as Canadian counsel to Baytex Energy Corp., a corporation incorporated under the laws of the Province of Alberta (the "Corporation"), in connection with the filing of a registration statement on Form F-3 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, in respect of 2,000,000 common shares (the "Common Shares") issuable pursuant to the Corporation's Dividend Reinvestment Plan (the "Plan").  This opinion is being furnished to you as a supporting document for the Registration Statement.

We have reviewed the Plan, the Registration Statement and resolutions of the board of directors of the Corporation approving said documents and various related matters, and we have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we have considered necessary or relevant for the purposes of the opinions hereinafter expressed. In reviewing the foregoing documents, we have assumed the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, notarial, true copies or reproductions.

The use herein of the phrase "fully paid and non-assessable" in respect of Common Shares means that the holder of such Common Shares will not, after the issuance to them of such Common Shares, be liable to pay further amounts to the Corporation in respect of the issue price payable for such Common Shares. No opinion is expressed as to the actual receipt by the Corporation of the consideration for the issuance of such Common Shares or as to the adequacy of any consideration received.

The opinion expressed in paragraph (i) below is limited to the laws of the Province of Alberta, including the federal laws of Canada applicable therein.  The opinion expressed in paragraph (ii) below is limited to the federal income tax laws of Canada.  The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively.  Any such change could affect the continuing validity of the opinion set forth in paragraph (ii) below.  We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the matters expressly so stated.

Based on the foregoing, we are of the opinion that:

(i)	The Common Shares, when and to the extent issued in accordance with the Plan, will be issued as fully paid and non-assessable Common Shares of the Corporation; and

(ii)
Subject to the qualifications set forth therein, the summary of the Canadian federal income tax considerations generally applicable to certain participants in the Plan set forth under the caption "Income Tax Considerations Relating to the Plan – Canadian Federal Income Tax Considerations" in the Registration Statement, is a fair and adequate summary in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the headings "Enforcement of Civil Liabilities" and "Legal Matters" in the Registration Statement.  In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act.

This opinion is for the sole benefit of the addressee hereof and may not be relied upon by any other person or for any other purpose without our express written consent.

Yours truly,

(signed) "Burnet, Duckworth & Palmer LLP"